UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

Invesco Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 10, 2021, 1000 East Apache Owner, LLC (“Apache Propco”), an indirect subsidiary of Invesco Real Estate Income Trust Inc. (the “Company”), entered into a Real Estate Sale Agreement (as amended, the “Purchase Agreement”) with DRI/CA Tempe, LLC (the “Seller”). The Company indirectly owns a 98% interest in Apache Propco. The Seller is not affiliated with the Company, Invesco Ltd., the Company’s sponsor (the “Sponsor”), Invesco Advisers, Inc., the Company’s adviser (the “Adviser”), or any of their respective affiliates. Pursuant to the terms of the Purchase Agreement, Apache Propco agreed to purchase a student housing property located in Tempe, Arizona (the “Property”) for a gross purchase price of $163.0 million, exclusive of closing costs. On December 29, 2021 (the “Closing Date”), Apache Propco completed the purchase of the Property from the Seller.

The Property is a Class A student housing property with 384 units, 833 beds and 414 parking spaces. The Property is comprised of a 13-story, 317,374 square foot building situated on 2.1 acres located at 1000 East Apache Boulevard in Tempe, Arizona, one-tenth of a mile east of the Arizona State University campus and walking distance from Sun Devil Stadium, coffee shops, bookstores, restaurants and bars. Among other amenities, the Property features a rooftop deck with a pool, cabanas, and running track, high-tech amenities including ski and golf simulators, and a fitness center with on-demand fitness classes.

Immediately following the completion of the purchase of the Property on the Closing Date, Apache Propco entered into: (1) a sale agreement (the “Sale Agreement”) for the sale of the Property to 1000 E Apache Blvd Ground Owner LLC (“Safehold”), an affiliate of Safehold, Inc., for a gross purchase price of $54.0 million (the “Sale Price”) and (2) a 104-year ground lease agreement (the “Ground Lease”), as tenant, with Safehold, as landlord, granting Apache Propco a leasehold interest in the Property (the “Leasehold Interest”). Safehold is not affiliated with the Company, the Sponsor, the Adviser, or any of their respective affiliates. The disposition of the Property was completed in accordance with the Sale Agreement on the Closing Date.

The Ground Lease requires lease payments in an amount per year equal to $1,447,200, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items. The Ground Lease provides for various customary events of default which could result in the termination of the Leasehold Interest.

The acquisition of the Property was funded, in part, with proceeds from the Company’s private offering of Class N common stock and the $54.0 million in proceeds from the transactions with Safehold described above. In addition, on the Closing Date, Apache Propco, as borrower, entered into a $65.5 million, non-recourse purchase money mortgage loan (the “Loan”) from Wells Fargo Bank, National Association (“Wells Fargo”). The Loan is secured by a first mortgage lien on the Leasehold Interest, and its related rents, equipment, fixtures, personal property and other assets. The Loan is evidenced by a term loan agreement between Apache Propco and Wells Fargo (the “Loan Agreement”), a promissory note in the amount of $65.5 million (the “Note”) and other customary loan documents for a mortgage financing of this type.

The Loan has a per annum interest rate equal to the sum of 1.75% plus the 30-day compounded average of the secured overnight financing rate as administered by the Federal Reserve Bank of New York (the “SOFR Average”), determined monthly, and has a maturity date of January 1, 2025 (the “Maturity Date”). Apache Propco has two options to extend the Maturity Date of the Note for an additional 12 months each upon meeting certain conditions as set forth in the Loan Agreement. Apache Propco shall make interest only payments during the term of the Loan until the Maturity Date, at which time the principal amount of the Loan and any other outstanding obligations must be paid. At any time, Apache Propco may, at its option, prepay the Loan in whole or in part.

The Loan also provides for various customary events of default which could result in an acceleration of all amounts payable thereunder. The Loan Agreement and related documents contain representations, warranties, covenants, and conditions customary for single-property mortgage financings of this type.

The summaries of the Sale Agreement, Ground Lease, Loan Agreement and Note set forth above do not purport to be a complete summary of the terms thereof and are qualified in their entirety by reference to the Sale Agreement, Ground Lease, Loan Agreement and Note, copies of which are filed herewith and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired.

Since it is impracticable to provide the required financial statements for the acquisition of the Property at the time of filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before March 17, 2022, which date is within the period allowed to filed such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated December 29, 2021, by and between 1000 East Apache Owner, LLC and 1000 E Apache Blvd Ground Owner LLC

10.2	Ground Lease Agreement, dated December 29, 2021, by and between 1000 E Apache Blvd Ground Owner LLC and 1000 East Apache Owner, LLC

10.3*	Term Loan Agreement, dated December 29, 2021, by and between 1000 East Apache Owner, LLC and Wells Fargo Bank, National Association

10.4	Promissory Note, dated December 29, 2021, by and between 1000 East Apache Owner, LLC and Wells Fargo Bank, National Association

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By:	/s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: January 13, 2022